UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2014

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Effective March 31, 2014, Ms. Eileen Aptman, resigned her position as a member of the Board of Directors (the “Board”) of American Midstream GP, LLC, the general partner of American Midstream Partners L.P. (the “Company”). The Company had previously announced Ms. Aptman’s intent to resign on January 16, 2014. Prior to her resignation, Ms. Aptman was a member of the Audit Committee and the Compensation Committee of the Board. Ms. Aptman’s decision to resign did not involve any disagreement with the Company, the Company’s management, the Board or any committee of the Board.

Following Ms. Aptman’s resignation, the Audit Committee of the Board now consists of Donald R. Kendall Jr., Gerald A. Tywoniuk and Joseph W. Sutton, each of whom the Board has determined is an independent director as defined by both the Securities Exchange Act of 1934, as amended, and the applicable sections of the New York Stock Exchange Listed Company Manual. Similarly, the Compensation Committee of the Board now consists of Steve W. Bergstrom and John F. Erhard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner
Date:
April 4, 2014	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer